UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 3, 2017

FELLAZO CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208237	30-0840869
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Wisma Huazong, Lot 15285, 0.7km Lebuhraya Sungei Besi, 43300 Seri Kembangan,

Selangor Darul Ehsan, Malaysia

Website: http://fellazo.com      Phone: +603-8938 5638      Email: info@fellazo.com

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On July 4, 2017, Fellazo Corp. (the “Company”) completed the issuance and sale of an aggregate of 70,115,000 shares at a price of $0.001 per share with each share consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in a private placement to Prof. Dr. Wong Kong Yew, Prof. Dr. Huang Minxi and Dato Yap Kit Chuan, respectively (Collective known as the “investors”), pursuant to the Subscription Agreements dated as of July 3, 2017 between the Company and the investors. The proceeds to the Company amounted to $70,115 and went directly to the Company as working capital.

The shares sold in the private placement were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The bases for the availability of this exemption include the facts that the issuance was a private transaction which did not involve a public offering and the shares were offered and sold to a limited number of investors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1       Form of Subscription Agreement dated as of July 3, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELLAZO CORP.

	By:	/s/ Prof. Dr. Wong Kong-Yew
Date: July 4 2017	Name:	Prof. Dr. Wong Kong-Yew
	Title:	President, CEO, CFO, Treasurer, Secretary and
Chairman of the Board of Directors of the Company

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